Exhibit 99.1

Rithm Property Trust Inc. Announces First Quarter 2026 Results

NEW YORK, NY— (BUSINESS WIRE) —Rithm Property Trust Inc. (NYSE: RPT, “Rithm Property Trust” or the “Company”) today announced the following information for the first quarter ended March 31, 2026.

Financial Highlights:
•GAAP comprehensive loss of $(3.2) million, or $(0.42) per diluted common share(1)(2)
•Earnings available for distribution of $(0.3) million or $(0.04) per diluted common share(1)(3)
•Paid a common dividend of $2.8 million or $0.36 per common share
•Book value per common share of $30.83(1)

	Q1 2026	Q4 2025
Summary of Operating Results:
Comprehensive (Loss)/Income per Diluted Common Share(1)(2)	$(0.42)	$0.33
Comprehensive (Loss)/Income(2) (in millions)	$(3.2)	$2.5

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(3)	$(0.04)	$(0.06)
Earnings Available for Distribution(3) (in millions)	$(0.3)	$(0.5)

Common Dividend Paid:
Common Dividend per Share	$0.36	$0.36
Common Dividend (in millions)	$2.8	$2.7
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(1)Per diluted common share calculations for both GAAP comprehensive (loss)/income and earnings available for distribution are based on weighted-average diluted shares of 7,622,488 and 7,571,555 for the quarters ended March 31, 2026 and December 31, 2025, respectively. Book value per share is based on 7,661,770 common shares outstanding as of March 31, 2026.
(2)Comprehensive (loss)/income is a GAAP financial measure that adjusts GAAP net (loss)/income by any unrealized gain (loss) on investment securities measured at fair value through other comprehensive (loss)/income and the related income tax effect, if any.
(3)Earnings available for distribution is a non-GAAP financial measure. For a reconciliation of earnings available for distribution to GAAP comprehensive (loss)/income, as well as an explanation of this measure, please refer to the section entitled “Non-GAAP Financial Measures and Reconciliation to GAAP Comprehensive (Loss)/Income.”
Additional Information
For additional information that management believes is useful for investors, please refer to the latest presentation posted on the Events & Presentations section of the Company’s website, www.rithmpropertytrust.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

Earnings Conference Call
Rithm Property Trust’s management will host a conference call at 8:00 AM Eastern Time on Friday, April 24, 2026, to review its first quarter 2026 results for the period ended March 31, 2026.

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
($ in thousands except share and per share amounts)

	Three Months Ended
	March 31, 2026	December 31, 2025
Net Interest Income
Interest income	$12,536	$12,540
Interest expense	(8,908)	(9,142)
Net interest income	3,628	3,398

Expenses
Related party loan servicing fee	466	475
Related party management fee	1,604	1,603
Professional fees	1,681	975
General and administrative	1,095	1,254
Total expense	4,846	4,307

Other (Loss) Income
Net change in the allowance for credit losses	—	7,003
Change in unrealized (loss) gain on residential mortgage loans held-for-sale, net	(96)	2,210
Other loss	(680)	(4,916)
Total other (loss) income	(776)	4,297

(Loss) Income before Income Taxes	(1,994)	3,388
Income tax (benefit) expense	(5)	146
Net (Loss) Income	(1,989)	3,242
Net income (loss) attributable to the noncontrolling interests	1	(2)
Net (Loss) Income Attributable to Rithm Property Trust Inc.	(1,990)	3,244
Dividends on preferred stock	1,290	1,290
Net (Loss) Income Attributable to Common Stockholders	(3,280)	1,954
Unrealized (loss) gain on available-for-sale securities	(35)	386
Amortization of unrealized gain on held-to-maturity securities	141	141
Comprehensive (Loss) Income	$(3,174)	$2,481

Net (Loss) Income per Share of Common Stock
Basic	$(0.43)	$0.26
Diluted	$(0.43)	$0.26
Comprehensive (Loss) Income per Share of Common Stock
Basic	$(0.42)	$0.33
Diluted	$(0.42)	$0.33
Weighted Average Number of Shares of Common Stock Outstanding
Basic	7,622,488	7,571,555
Diluted	7,622,488	7,571,555

RITHM PROPERTY TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands except per share amounts)

	March 31, 2026 (Unaudited)	December 31, 2025
Assets
Cash and cash equivalents	$96,267	$79,321
Restricted cash	547	811
Residential mortgage loans held-for-investment, net	356,137	362,829
Residential mortgage loans held-for-sale, net	28,450	29,419
Commercial mortgage-backed securities, at fair value	151,301	273,783
Residential mortgage-backed securities	189,685	189,947
Equity method investments	76,560	79,168
Other assets	31,699	26,249
Total Assets	$930,646	$1,041,527
Liabilities and Equity
Liabilities
Secured bonds payable, net	$219,221	$226,243
Repurchase financing agreements	309,418	407,072
Unsecured notes, net	108,722	108,507
Accrued expenses and other liabilities	6,707	8,608
Total Liabilities	644,068	750,430
Commitments and Contingencies
Stockholders’ Equity
Preferred stock	50,785	50,785
Common stock $0.01 par value, 125,000,000 shares authorized, 7,939,163 and 7,848,703 shares issued and 7,661,770 and 7,571,699 shares outstanding, respectively	77	76
Additional paid-in capital	427,081	425,703
Treasury stock	(11,596)	(11,596)
Accumulated deficit	(177,773)	(171,768)
Accumulated other comprehensive loss	(1,541)	(1,647)
Stockholders' Equity in Rithm Property Trust Inc.	287,033	291,553
Noncontrolling interests	(455)	(456)
Total Stockholders’ Equity	286,578	291,097
Total Liabilities and Equity	$930,646	$1,041,527

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP COMPREHENSIVE (LOSS)/INCOME

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; and (ii) other net income and losses not related to the performance of the investment portfolio.

The Company has three primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio, including any impairment or reserve for expected credit losses; and (iii) the Company’s operating expenses and taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within other net income and losses, management primarily excludes equity-based compensation expenses.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP comprehensive (loss)/income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, comprehensive (loss)/income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of GAAP Comprehensive (Loss)/Income to Earnings Available for Distribution
($ in thousands except per share amounts)

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure:

	Three months ended
	March 31, 2026	December 31, 2025
Comprehensive (loss)/income — GAAP	$(3,174)	$2,481
Adjustments:
Net income (loss) attributable to noncontrolling interest	1	(2)
Realized and unrealized losses (gains)	1,893	(4,290)
Other adjustments(1)	973	1,354
Earnings Available for Distribution — Non-GAAP	$(307)	$(457)

Weighted average shares - basic	7,622,488	7,571,555
Weighted average shares - diluted	7,622,488	7,571,555

Basic Earnings Available for Distribution per common share	$(0.04)	$(0.06)
Diluted Earnings Available for Distribution per common share	$(0.04)	$(0.06)
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(1)Other adjustments include amortization, transaction-related expenses and income taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
ABOUT RITHM PROPERTY TRUST

Rithm Property Trust is a real estate investment vehicle externally managed by an affiliate of Rithm Capital Corp. (NYSE: RITM). The Company operates a flexible commercial real estate focused investment strategy. Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com